EXHIBIT 99.1

Contact:
Thomas Stites
Mindspeed Technologies, Inc.
(949) 579-3650

MINDSPEED® REPORTS FISCAL 2008 THIRD QUARTER RESULTS

Record Quarterly Revenues Driven by a 16 Percent Increase from VoIP Solutions

NEWPORT BEACH, Calif., July 21, 2008 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $38.0 million for the third quarter of fiscal 2008, which ended June 27, 2008, an increase of 5 percent compared to $36.2 million for the second quarter of fiscal 2008 and up 15 percent from the $33.2 million reported for the third quarter of fiscal 2007.

The company’s non-GAAP gross margin was $25.8 million, or 68 percent of revenues, for the third fiscal quarter of 2008 compared to $24.6 million, or 68 percent of revenues, for the second fiscal quarter of 2008.  Presented on a GAAP basis, gross margin was $25.5 million, or 67 percent of revenues, for the third fiscal quarter of 2008 compared to $24.4 million, or 67 percent of revenues, for the second fiscal quarter of 2008.

The company’s operating income on a non-GAAP basis was $1.6 million for the third fiscal quarter of 2008 compared to non-GAAP operating income of $0.6 million for the second fiscal quarter of 2008.  Presented on a GAAP basis, operating loss for the third fiscal quarter of 2008 was $0.5 million compared to a loss of $1.0 million for the second fiscal quarter of 2008.

The company’s net income for the third quarter of fiscal 2008 on a non-GAAP basis was $1.1 million, or $0.05 per share, compared to a non-GAAP net loss of $0.3 million, or $0.01 per share, for the second fiscal quarter of 2008.  Presented on a GAAP basis, the company reported a net loss of $1.1 million, or $0.05 per share, for the third quarter of fiscal 2008 compared to a net loss of $1.8 million, or $0.08 per share, for the second fiscal quarter of 2008.  On June 30, 2008, the company effected a 1-for-5 reverse stock split.  All per share numbers are presented on a post-split basis.  Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Mindspeed Reports Fiscal 2008 Third Quarter Results	2

Revenues from multiservice access voice-over-IP (VoIP) processor solutions increased 16 percent sequentially, contributing 36 percent of total third fiscal quarter 2008 revenues.  Revenues from high-performance analog products increased 8 percent sequentially, representing 29 percent of the total.  Wide area networking communication product revenues decreased 6 percent sequentially, contributing the remaining 35 percent of third fiscal quarter 2008 revenues.

“Mindspeed delivered another quarter of solid financial performance with record revenues towards the high-end of our guidance range,” said Raouf Halim, Mindspeed’s chief executive officer.  “Our VoIP business delivered its third consecutive quarter of double-digit sequential growth and was the largest revenue contributor of our three product segments for the first time in our history.  We also generated continued positive cash flow, ending our third fiscal quarter with almost $30 million of cash.”

Outlook
Mindspeed expects fiscal 2008 fourth quarter revenues to be up 2 to 5 percent sequentially.  The company expects fourth quarter non-GAAP gross margin to be approximately 67 percent and non-GAAP operating expenses to be approximately flat sequentially, with continued positive non-GAAP operating income and positive non-GAAP cash flow.  The company’s fourth quarter outlook is net the benefit of the $10 million patent sale the company announced today.

Third Quarter Fiscal 2008 Conference Call
Mindspeed will conduct a conference call to discuss its third quarter fiscal 2008 results this afternoon, Monday, July 21, 2008, at 2:00 p.m. Pacific Time /5:00 p.m. Eastern Time.  To listen to the conference call via telephone, call 800-593-9968 (domestic) or 210-795-2680 (international); password: Mindspeed.  To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com.  Replay of the conference will be available via telephone two hours after it concludes for 30 days by calling 800-688-3991 (domestic) or 203-369-3131 (international).  Replay will also be available on Mindspeed’s web site at www.mindspeed.com.

Mindspeed Reports Fiscal 2008 Third Quarter Results	3

About Mindspeed Technologies®
Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.
The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.
Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include the information under the heading “Outlook” and other information regarding the company’s expectations, goals or intentions, including but not limited to, statements regarding expected levels of revenues, gross margin, operating expense, operating income and cash flow for future periods.  These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements.  These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to further generate cash; availability and terms of capital needed for the company’s business; downturns in the semiconductor industry; political and economic uncertainties affecting our foreign operations; the company’s ability to maintain operating expenses within anticipated levels; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company’s ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; intellectual property infringement claims by others and the ability to protect the company’s intellectual property.  Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008, as well as similar disclosures in the company’s subsequent SEC filings.  Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Mindspeed Reports Fiscal 2008 Third Quarter Results	4

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Nine months ended
	June 27,	Mar. 28,	June 29,	June 27,	June 29,
	2008	2008	2007	2008	2007

Net revenues	$38,049	$36,248	$33,207	$109,598	$94,122
Cost of goods sold (a)(b)	12,510	11,799	10,522	34,651	32,016
Gross margin	25,539	24,449	22,685	74,947	62,106

Operating expenses:
Research and development (a)	14,771	13,704	13,871	42,193	44,181
Selling, general and administrative (a)	11,196	11,674	10,835	34,376	32,907
Special charges (a)(c)	110	93	(104)	284	4,728
Total operating expenses	26,077	25,471	24,602	76,853	81,816

Operating loss	(538)	(1,022)	(1,917)	(1,906)	(19,710)

Other income (expense), net	(413)	(750)	(439)	(1,564)	(1,290)

Loss before income taxes	(951)	(1,772)	(2,356)	(3,470)	(21,000)

Provision for income taxes	132	65	163	279	455

Net loss	$(1,083)	$(1,837)	$(2,519)	$(3,749)	$(21,455)

Net loss per share, basic (d)	$(0.05)	$(0.08)	$(0.11)	$(0.16)	$(0.97)

Weighted-average number of shares used in basic per share computation (d)	23,144	23,045	22,365	22,981	22,042

(a)	Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b)
Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.2 million (June 2008), $0.4 million (March 2008), and $1.1 million (June 2007).   For the nine months ended June 27, 2008 and June 29, 2007 the favorable effect of such sales was $1.1 million and $3.1 million.

(c)	Special charges consists of asset impairments and restructuring charges.

(d)	Per share information has been adjusted to reflect the 1-for-5 reverse stock split, which the company effected on June 30, 2008.

Mindspeed Reports Fiscal 2008 Third Quarter Results	5

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 27,	Mar. 28,	June 29,	June 27,	June 29,
	2008	2008	2007	2008	2007

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$25,780	$24,597	$22,804	$75,575	$62,434
Items excluded from non-GAAP gross margin:
Stock-based compensation	43	(2)	118	121	307
Employer taxes on stock-based compensation	1	—	1	5	21
Amortization of intangible assets (e)	160	150	—	465	—
Employee separation cost (f)	37	—	—	37	—
Gross margin	$25,539	$24,449	$22,685	$74,947	$62,106

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$13,578	$13,162	$13,044	$39,597	$42,159
Items excluded from non-GAAP research and development expenses:
Stock-based compensation	450	511	816	1,762	1,910
Employer taxes on stock-based compensation	5	31	11	96	112
Employee separation cost (f)	738	—	—	738	—
Research and development expenses	$14,771	$13,704	$13,871	$42,193	$44,181

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$10,557	$10,875	$9,474	$31,816	$29,361
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation	603	738	1,351	2,114	3,396
Employer taxes on stock-based compensation	5	19	10	57	150
Amortization of intangible assets (e)	—	—	—	100	—
Employee separation cost (f)	31	42	—	289	—
Selling, general and administrative expenses	$11,196	$11,674	$10,835	$34,376	$32,907

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Loss
Non-GAAP operating income/(loss)	$1,645	$560	$286	$4,162	$(9,086)
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation	1,096	1,247	2,285	3,997	5,613
Employer taxes on stock-based compensation	11	50	22	158	283
Amortization of intangible assets (e)	160	150	—	565	—
Employee separation cost (f)	806	42	—	1,064	—
Special charges (g)	110	93	(104)	284	4,728
Operating loss	$(538)	$(1,022)	$(1,917)	$(1,906)	$(19,710)

Mindspeed Reports Fiscal 2008 Third Quarter Results	6

Reconciliation of Non-GAAP Net Income/( Loss) to GAAP Net Loss
Non-GAAP net income/(loss)	$1,100	$(255)	$(316)	$2,319	$(10,831)
Items excluded from non-GAAP net income/(loss):
Stock-based compensation	1,096	1,247	2,285	3,997	5,613
Employer taxes on stock-based compensation	11	50	22	158	283
Amortization of intangible assets (e)	160	150	—	565	—
Employee separation cost (f)	806	42	—	1,064	—
Special charges (g)	110	93	(104)	284	4,728
Net loss	$(1,083)	$(1,837)	$(2,519)	$(3,749)	$(21,455)

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net Loss Per Share
Income/(loss) per share, basic:
Non-GAAP net income/(loss) (d)	$0.05	$(0.01)	$(0.01)	$0.10	$(0.49)
Adjustments (d)	(0.10)	(0.07)	(0.10)	(0.26)	(0.48)
Net loss (d)	$(0.05)	$(0.08)	$(0.11)	$(0.16)	$(0.97)

Reconciliation of Non-GAAP Cash Generation (Consumption) to Net Increase (Decrease) in Cash and Cash Equivalents
Non-GAAP cash generation (consumption)	$1,208	$1,176	$(2,741)	$4,102	$(9,551)
Net sales (purchases) of marketable securities	—	—	4,500	—	5,031
Net increase (decrease) in cash and cash equivalents	$1,208	$1,176	$1,759	$4,102	$(4,520)

(d)	Per share information has been adjusted to reflect the 1-for-5 reverse stock split, which the company effected on June 30, 2008.

(e)
Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of Ample Communications, Inc. in the fourth quarter of fiscal 2007.

(f)	Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(g)	Special charges consists of asset impairments and restructuring charges.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP.  A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.”  Investors are encouraged to review this reconciliation.  We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, employer taxes on stock-based compensation, employee separation costs, amortization of intangible assets, and/or the effects of special charges such as asset impairments and restructuring charges.  We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating income/(loss), net loss, net loss per share and cash generation/(consumption) internally to evaluate our operating performance and to determine certain components of management compensation.  In addition, we use these non-GAAP measures for internal budgets and forecasts.  We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Mindspeed Reports Fiscal 2008 Third Quarter Results	7

Non-GAAP gross margin excludes stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets and employee separation cost.  Non-GAAP research and development expenses, selling, general and administrative expenses, operating income/(loss), net loss and net loss per share exclude stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, employee separation costs and special charges.  Non-GAAP cash generation/(consumption) is the net increase (decrease) in cash and cash equivalents excluding the sales and purchases of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods beginning in fiscal year 2006 include stock-based compensation expense.  We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance.  We exclude employer taxes on stock-based compensation from non-GAAP measures because we believe it provides a helpful perspective on our operating performance.  We exclude the amortization of intangible assets from non-GAAP measures because we believe it provides a helpful perspective on our operating performance.  We exclude employee separation costs because it includes significant discrete items that may not be indicative of our ongoing operations or economic performance.  We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance.  We provide non-GAAP cash generation/(consumption) because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP.  The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses.  For complete information on stock-based compensation, amortization of intangible assets, employee separation costs and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

Mindspeed Reports Fiscal 2008 Third Quarter Results	8

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	June 27,	Sept. 28,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$29,898	$25,796
Receivables, net	17,155	13,584
Inventories	10,551	15,023
Prepaid expenses and other current assets	2,375	3,763
Total current assets	59,979	58,166

Property, plant and equipment, net	13,314	13,147
Intangible assets, net	5,064	5,524
License agreements	3,239	1,798
Other assets	2,763	3,444
Total assets	$84,359	$82,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$8,521	$7,117
Deferred income on sales to distributors	3,739	4,226
Accrued compensation and benefits	6,950	5,286
Accrued income tax	92	752
Restructuring	163	1,478
Other current liabilities	2,839	3,493
Total current liabilities	22,304	22,352

Convertible senior notes	45,365	45,037
Other liabilities	598	444
Total liabilities	68,267	67,833

Stockholders' equity	16,092	14,246
Total liabilities and stockholders' equity	$84,359	$82,079

Mindspeed Reports Fiscal 2008 Third Quarter Results	9

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Nine months ended
	June 27,	June 29,
	2008	2007

Cash Flows From Operating Activities
Net loss	$(3,749)	$(21,455)
Adjustments required to reconcile net loss to the net cash provided by (used in) operating activities, net of effects of acquisitions:
Depreciation and amortization	4,640	3,893
Stock compensation	4,123	5,870
Inventory provisions	(1,188)	(384)
Other non-cash items, net	387	444
Changes in assets and liabilities:
Receivables	(3,490)	(568)
Inventories	5,660	3,139
Accounts payable	2,680	(2,459)
Deferred income on sales to distributors	(487)	(1,135)
Accrued expenses and other current liabilities	616	1,662
Other	2,445	1,558

Net cash provided by (used in) operating activities	11,637	(9,435)

Cash Flows From Investing Activities
Capital expenditures	(6,426)	(3,436)
Acquisition of assets, net of cash acquired	(1,172)	—
Net sales of marketable securities	—	5,031

Net cash (used in) provided by investing activities	(7,598)	1,595

Cash Flows From Financing Activities
Exercise of options and warrants	111	3,320

Net cash provided by financing activities	111	3,320

Effect of foreign currency exchange rates on cash	(48)	—

Net increase (decrease) in cash and cash equivalents	4,102	(4,520)
Cash and cash equivalents at beginning of period	25,796	29,976

Cash and cash equivalents at end of period	$29,898	$25,456

Mindspeed Reports Fiscal 2008 Third Quarter Results	10

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Nine months ended
	June 27,	Mar. 28,	June 29,	June 27,	June 29,
	2008	2008	2007	2008	2007

Gross margin %	67%	67%	68%	68%	66%

Cash provided by (used in):
Operating activities	$3,428	$3,421	$(2,025)	$11,637	$(9,435)
Investing activities	(2,299)	(2,131)	2,886	(7,598)	1,595
Financing activities	—	10	898	111	3,320
Effect of foreign currency on cash	79	(124)	—	(48)	—
Net increase (decrease) in cash	$1,208	$1,176	$1,759	$4,102	$(4,520)

Depreciation	$1,211	$1,202	$1,304	$3,611	$3,893
Capital expenditures	1,457	984	1,891	3,767	3,713

Revenues by region:
Americas	$8,795	$12,462	$12,538	$34,883	$33,916
Europe	4,363	5,620	3,940	13,987	10,877
Asia-Pacific	24,891	18,166	16,729	60,728	49,329
	$38,049	$36,248	$33,207	$109,598	$94,122

Revenues by product line:
Multiservice access DSP products	$13,748	$11,865	$9,241	$35,555	$27,545
High-performance analog products	10,921	10,154	9,408	31,649	27,360
WAN communications products	13,380	14,229	14,558	42,394	39,217
	$38,049	$36,248	$33,207	$109,598	$94,122

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